Exhibit 99.1

iWeb Inc, OTC Markets QB, IWBB, announced it will acquire Tingo Mobile Plc. from Tingo International Holdings, Inc, in a deal valuing the Tingo Mobile Plc at $3.7 Billion USD

PR Newswire

LOS ANGELES, July 30, 2021

LOS ANGELES, July 30, 2021 /PRNewswire/ --Transaction was negotiated for IWEB by their Business Development Partners Global Fintech Trading Limited Led by Craig Marshak an experienced Fintech Specialist investment banker who formerly ran a Nomura bank Venture Technology fund in London with considerable success in online gaming, Software and Cybersecurity investments.

Tingo International Holdings, Inc., is the parent company of Tingo Mobile, PLC, a Nigerian limited company. Tingo is a device and a service technology company focused on creating digitally inclusive ecosystems in the AgriTech and FinTech sectors in Africa.

TINGO has posted total revenue figure of $616 million dollars in 2020 and an EBITDA of $220 million dollars (figures based on NGN/USD exchange rate of 360), IWEB is confident that these figures will be exceeded going forwards with expansion and natural upwards progression of the TINGO business

IWEB have agreed to pay $4.00 per share with an issuance of 928 million new shares valuing TINGO at $3.7 Billion USD

Tingo is Nigeria’s leading technology and Device as a Service platform aimed at accelerating digital commerce, especially in Agri-Tech & Fin-Tech verticals in Nigeria. Tingo helps farmers acquire mobile phones through a unique mobile phone leasing scheme, connecting them to mobile and data networks through its virtual mobile network and connecting farmers to markets, services, and resources via Nwassa, its digital AgriTech marketplace platform. Beginning in April 2021, Tingo also launched a beta version of Tingo Pay – a B2C FinTech app aimed at providing financial services including mobile wallets, payment processing and access to specialist lenders and insurers to users inside and outside of the agriculture value chain.

Tingo have over 9 million subscribers and has supplied almost 30 million mobile devices since 2014.

About Tingo see www.tingogroup.com

Tingo has four core business drivers:

•	Mobile Phone Leasing: Tingo has distributed almost 30 million mobile handsets since 2014 and will continue to replace the devices of its installed customer base every three years.

•	Mobile Voice and Data Service: Through a Mobile Virtual Network, Tingo provides its customers with voice and data services.

•	Nwassa Platform: Tingo’s proprietary AgriTech platform, Nwassa, supports Nigeria’s agricultural value chain with market access.

Tingo processes 500k daily transactions with a value of over $8 million, which provides its installed customer base with access to agricultural markets for their crop. Farmers and cooperatives are also supported with packaging, warehousing, and cargo logistics

Tingo provides its customers with digital wallet services, which enable them to send and receive domestic payments, monitor cash flow in real time and securely hold money.

Tingo provides access to other third-party services such as utility bill payment, virtual airtime top-up, insurance services, and alternative lending solutions.

•	Tingo Pay: Since the launch of Nwassa platform Tingo has been a dominant player in the B2B FinTech vertical. Tingo has entered the B2C FinTech vertical to extend our B2B play to mass market use cases beyond agriculture.

Market Opportunity

Africa is the second-largest continent by land mass and population. The continent is also the youngest by far, with a median age of 18 years for its 1.3 billion people. Tingo believes the building blocks for growth in Africa’s agriculture industry are in place and that Tingo is well positioned in this space to participate in the upside.

Compelling fundamentals

1.	Strong demographic potential: Sub-Saharan Africa’s population is growing at 2.7% a year, which is more than twice as fast as South Asia (1.2%) and Latin America (0.9%). That means Africa is adding the population of France (or Thailand) every two years. At the current growth rate, the continent’s population will double by 2050. The median age across the continent is 18 years, thirteen years younger than the median age in South America the next youngest continent according to the World Bank. Africa’s youthfulness represents a significant opportunity for material growth in demand for agricultural commodities. This younger generation is also being born into a “networked” world and is more comfortable using technology to achieve their goals.

2.	Improving business conditions: Africa’s governments are paying more attention to improving business conditions for entrepreneurs and small businesses on the continent. Sub-Saharan Africa’s World Bank Doing Business rank has improved by c.20 points from 45 in 2004 to 65 in 2020. Tingo believe this trend will continue and encourage establishment of more new ventures across all economic sectors including the agriculture industry.

3.	Investor appetite remains robust: Africa attracted $407 billion of Foreign Direct Investments between 2014 and 2018 (c.$80 billion per annum on average). Investments are increasingly focused on services and industrial sectors. Only 20% of investments are in extractive industries - a clear reversal from as recently as 2008 when 55% of FDI was aimed at resource extraction, Tingo believes FDI into Africa will help resolve significant infrastructure constraints and position the Agric value chain for value creation.

Nigeria is the largest economy and the most populous country in Africa and is therefore central to the continent’s growth story.

Agriculture is central to African lives and livelihoods. 60% of sub-Saharan Africans are small holder farmers and Agriculture accounts for 23% of the region’s GDP. In Nigeria, Agriculture employs 66% of the workforce and represents 26% of GDP.

Nigeria’s suboptimal agriculture productivity is driven by several factors including broken linkages with demand centres, inefficient capital allocation for purchase of inputs, and underdeveloped and fragmented access to services. Tingo aims to play a key role in resolving each of these issues.

Access to technology: Tingo is a key access point to the digital economy for millions of rural farmers in Nigeria, by providing affordable access to mobile devices and the internet.

Access to markets: Tingo users can connect with vendors and suppliers for affordable access to inputs and services. Tingo also connects farmers with buyers who purchase crops every year.

Access to Financial Services: Through Tingo Pay, its proprietary mobile wallet application, users can execute several transactions. These include credits into the Tingo Pay wallet, and transfers from the Tingo Pay wallet for bill payments and P2P (peer to peer payments). Tingo will continuing to add services to this application to meet customer needs.

Chris Cleverly, President of TINGO INTERNATIONAL HOLDINGS - “TINGO is Africa's largest digital agricultural ecosystem and is a highly successful payment gateway. It is important that we embrace emerging technologies as they are necessary to solve the issues that burden the world such as food security and financial inclusion. We make no secret of our intention to uplist this group, or to use this platform to rapidly build our customer base in Nigeria and other African markets we will roll-out our unique offering. Global Food Security is a significant priority and our unique model will enable that priority and deliver Food Security in Africa, which powered with Coinfield will make us a very compelling proposition”

Anthony Moore, CEO of IWEB - ''It has been noted in recent years the rapid adoption and deployment of Blockchain by the Telecoms Industry and the global announcements almost weekly of the acceptance of Crypto, we feel the marriage of TINGO with Coinfield leads us into perfect position for this natural evolution in Africa. Africa is a Continent that is showing great readiness and willingness to adapt and adopt to new technologies.

With its young demographic, high smartphone penetration, lack of legacy infrastructure Africa has the greatest potential for blockchain and cryptocurrency of any region. Coinfield provides the know-how and has the history to deliver on this. TINGO with an already huge customer base will expand rapidly and will become the dominant digital payment platform in the world’s fastest growing economy’’

About iWEB

IWEB, Inc., is a technology development and services company, provides coding services in various industries and markets primarily in Thailand. The company focuses on image, audio, web, and security coding technologies. Its technology enables governments and enterprises to imbed or imprint invisible digital identities to media and objects. The company's coding technology provides the means to infuse persistent digital information to computers and digital devices into various forms of media content; and permits smartphones, tablets, industrial scanners, and other computer interfaces to identify relevant data from media content. IWEB has entered a letter of intent to acquire regulated global crypto exchange “Coinfield” which was established 2018, which was announced as an IWBB Acquisition on 26th July 2021.

IWEB, Inc. Headquartered in Bangkok, Thailand for additional information visit: www.iweb.company

About Global Fintech Trading Limited

A group specialising in Institutional Financial, FinTech and Crypto who are to develop acquisition and investment opportunities in these fields. This is on a Global basis with their international team

See - http://www.globalfintechtrading.com

Safe Harbor Statement: This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934; and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and as such are by definition subject to risks and uncertainties.

Authorized by Fung Hok Wai, President

Contact the company: Fung Hok Wai, President Email: kevinwai@i-l-a-g.com

Anthony Moore, CEO, TEL 90-542-332-7666

Investor Relations and Press contact: Alex Lightman in Los Angeles

Email: Alexlightman@me.com

Tingo Mobile Contact: Rory Bowen, Chief of Staff Tingo International Email: rory.bowen@tingogroup.com

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SOURCE IWEB, Inc.